EXHIBIT 99.13 TO from 8-K dated December 13, 2004

SYNALLOY CORPORATION

Synalloy Corporation's Bristol Metals, L. P. subsidiary and the United Steelworkers of America Local 4586 have signed a five-year agreement effective December 9, 2004. The terms of the agreement include, among others, a 2.75 percent yearly cost-of-living adjustment and a $350 per employee signing bonus.